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EXHIBIT 3.30

FIRST AMENDED AND RESTATED

ARTICLES OF LIMITED PARTNERSHIP

OF

HUNTSMAN FUELS, L.P.

Dated as of January 2, 2001

FIRST AMENDED AND RESTATED
ARTICLES OF LIMITED PARTNERSHIP
OF
HUNTSMAN FUELS, L.P.

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ARTICLE VIII	TRANSFERS OF PARTNERSHIP INTERESTS	9
8.01.	Assignability	9
8.02.	Admission as a Partner	9
ARTICLE IX	DISSOLUTION	10
9.01.	Events of Dissolution	10
9.02.	Continuation of Business and Reconstitution of Partnership	10
ARTICLE X	WINDING UP AFFAIRS AND DISTRIBUTION OF ASSETS	10
10.01.	Liquidating Trustee	10
10.02.	Distribution of Assets	11
ARTICLE XI	NOTICES	11
ARTICLE XII	REIMBURSEMENT, INDEMNIFICATION, AND RESPONSIBILITY	12
ARTICLE XIII	MISCELLANEOUS	12
13.01.	Applicable Law	12
13.02.	Successors	12
13.03.	Amendments	12
13.04.	No Third-Party Rights	12
13.05.	Entire Agreement	12
13.06.	Waiver of Partition	13
13.07.	Severability	13
13.08.	Certificates	13
13.09.	Counterparts	13

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FIRST AMENDED AND RESTATED
ARTICLES OF LIMITED PARTNERSHIP OF
HUNTSMAN FUELS, L.P.

        THESE FIRST AMENDED AND RESTATED ARTICLES OF LIMITED PARTNERSHIP (this "Agreement") of HUNTSMAN FUELS, L.P. (the "Partnership") are made and entered into, effective as of the 2nd day of January, 2001, by and among PETROSTAR FUELS LLC, a Delaware limited liability company (the "General Partner"), and PETROSTAR INDUSTRIES LLC, a Delaware limited liability company (the "Limited Partner").

W I T N E S E T H:

        WHEREAS, pursuant to the provisions of certain Articles of Limited Partnership of Huntsman Fuels, L.P. (the "Original Agreement"), dated effective as of October 20, 2000, the Partnership was created as a limited partnership by the General Partner, as a general partner, and Huntsman Petrochemical Corporation, a Delaware corporation ("Petrochemical"), as a limited partner; and

        WHEREAS, Petrochemical has assigned and transferred to the Limited Partner all right, title, and interest of Petrochemical as a limited partner in the Partnership, including without limitation all rights and interests of Petrochemical under the Original Agreement; and

        WHEREAS, the Limited Partner has assumed and agreed to pay, perform, and discharge when due and before delinquent all duties, obligations, and liabilities of Petrochemical under the Original Agreement (but specifically excluding any duties, obligations, or liabilities of Petrochemical under the Contribution and Transfer Agreement); and

        WHEREAS, pursuant to the provisions of Section 8.02 of the Original Agreement, the General Partner has consented and agreed to the substitution of the Limited Partner for and in the place of Petrochemical as a limited partner in the Partnership; and

        WHEREAS, the General Partner and the Limited Partner desire to amend and restate the Original Agreement in its entirety.

        NOW, THEREFORE, in consideration of the premises and intending to be legally bound by this Agreement, the General Partner and the Limited Partner hereby amend and restate the Original Agreement in its entirety and agree in respect of the Partnership as follows:

ARTICLE I

DEFINITIONS

        1.01.    Certain Definitions.    As used herein:

          "Act" shall mean the Texas Revised Limited Partnership Act.

          "Affiliate" shall mean, with respect to any specified person, any other person that directly or indirectly controls, is under control of, or is under common control with such specified person.

          "Capital Percentages" shall have the meaning set forth in Section 5.01.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Contribution Loan" shall have the meaning set forth in Section 5.02.

          "Financing Funds" shall mean the funds realized during any fiscal year in any Partnership financing or refinancing after being reduced by (i) payment, repayment, or other retirement of previously existing debt obligations made with such funds (at the election of the General Partner)

  and (ii) all costs, fees, expenses, and other deductions incurred in connection with such financing or refinancing.

          "General Partner" shall mean Petrostar Fuels LLC, a Delaware limited liability company, together with any successor or additional general partner admitted to the Partnership pursuant to Article VIII hereof.

          "Limited Partner" shall mean Petrostar Industries LLC, a Delaware limited liability company, or any successor or additional limited partner hereafter admitted to the Partnership pursuant to Article VIII hereof.

          "Net Income" and "Net Loss" shall have the meanings given such terms in Section 6.01.

          "Operating Revenues" shall mean, for any fiscal year, all gross receipts of the Partnership other than (i) Financing Funds, (ii) Sale Proceeds, and (iii) initial capital contributions of Partners.

          "Partners" shall mean collectively the General Partner and the Limited Partner and, where no distinction is required by the context, singularly the General Partner or the Limited Partner.

          "Partnership Cash Flow" shall mean, for any fiscal year, the excess of (x) the sum of the Partnership's (i) Operating Revenues and (ii) Financing Funds over (y) Required Payments.

          "Prime Rate" shall mean the prime (or equivalent) rate announced by Deutsche Bank, New York, New York, as the same may change from time to time.

          "Required Payments" shall mean all obligations arising during any fiscal year for (i) operating expenses and capital expenditures, including reimbursements payable to the General Partner, (ii) any reserves deemed necessary or appropriate by the General Partner, and (iii) all payments of any kind on all Partnership borrowings.

          "Sale Proceeds" shall mean, during any fiscal year, the sum of (a) the aggregate net proceeds received by the Partnership as the consideration for the voluntary or involuntary sale of all or any part of its capital assets, including cash, the fair market value of notes and other debt obligations, and the fair market value of securities and other property, but reduced by (i) selling expenses and all other costs, fees, and deductions incurred in connection with such sale, (ii) payments on or retirement of previously existing debt obligations made with such funds (at the election of the General Partner), and (iii) other Required Payments made from such funds, and (b) the net amount of insurance (including title insurance) proceeds or other compensation and condemnation awards received by the Partnership, but reduced by (i) funds used for repairs or restoration and expenses, costs, and fees incurred in connection therewith, (ii) payments on or retirement of previously existing debt obligations made with funds (at the election of the General Partner), and (iii) other Required Payments made from such funds.

        1.02.    Terms Generally.    The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require in this Agreement, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The term "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority, or other entity or association. The words "include," "includes," and "including" shall be deemed to be used by way of example, rather than by way of limitation.

ARTICLE II

FORMATION, ETC.

        2.01.    Formation.    The Partners hereby confirm the formation of the Partnership as a limited partnership pursuant to the Act. The General Partner has filed in the appropriate office in the State of Texas a certificate of limited partnership. Promptly after the execution of this Agreement, the General

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Partner shall execute and file in the appropriate office in the State of Texas such other documents (if any) that may be required under the laws of the State of Texas for the continuation of the Partnership under the Act.

        2.02.    Duration.    The Partnership commenced upon the date the certificate of limited partnership was filed pursuant to the Act and shall continue until its business and affairs are wound up following dissolution pursuant to Section 9.01 hereof.

        2.03.    Name.    The business of the Partnership shall be carried on under the name of Huntsman Fuels, L.P.

        2.04.    Principal Office, Registered Office, and Registered Agent.    The initial principal place of business of the Partnership shall be at 3040 Post Oak Boulevard, Houston, Texas 77056. The Partnership's registered office shall be at the office of its registered agent at 350 North St. Paul Street, Dallas, Texas 75201; and the name of its registered agent at such address shall be CT Corporation System. The General Partner may change the Partnership's registered agent, registered office, or place of business, at any time, in accordance with Section 1.06 of the Act where applicable and shall give notice thereof to the other Partners, but such notice shall not be required for any such change to be effective.

        2.05.    Purpose.    The Partnership is organized for the object and purpose of engaging in any lawful act, activity, or business for which a limited partnership may be formed under the Act, including without limitation the following: to manufacture, purchase, market, sell, distribute, broker, and otherwise deal in and with fuels and fuel additives of any type or nature and all related or similar components, materials, and products, directly or indirectly, as a partner in a partnership or otherwise; to purchase, own, hold, lease, operate, construct, mortgage, sell, and otherwise deal in and with real and personal property of any type or nature whatsoever; to borrow money and issue evidences of indebtedness in furtherance of the objects and purposes of the Partnership; to have and maintain one or more offices; and to do any and all acts and things which may be necessary, incidental, or convenient to carry on the Partnership's business and activities as contemplated by this Agreement.

ARTICLE III

GENERAL PARTNER

        3.01.    Designation of General Partner.    The management of the Partnership shall be vested exclusively in the General Partner. The name of the General Partner is Petrostar Fuels LLC, and its business address is 3040 Post Oak Boulevard, Houston, Texas 77056 or such other address as shall be designated in writing by the General Partner.

        3.02.    Standard of Performance.    The General Partner shall not be obligated to devote its full time to the Partnership but shall only be obligated to devote such time and attention to the conduct of the business of the Partnership as shall be reasonably required for the conduct of such business; and the General Partner is expressly authorized to exercise its powers and discharge its duties hereunder through its officers and employees, any of whom may also be officers or employees of the Partnership.

        The General Partner shall act in good faith in the performance of its obligations hereunder but shall have no liability or obligation to any Limited Partner or the Partnership for any decision made or action taken in connection herewith if made or taken in good faith, irrespective of whether the same may be reasonably prudent or whether bad judgment was exercised in connection therewith. In no event shall the General Partner be or become obligated personally to respond to damages to any Limited Partner pursuant to this Agreement; the liability of the General Partner being limited to its interest in the Partnership. Any claim or judgment in favor of a Limited Partner shall be limited accordingly.

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        3.03.    Powers.    Except to the extent otherwise provided herein, the General Partner shall have full power and authority to take all action in connection with the Partnership's business and affairs and to exercise exclusive management, supervision, and control of the Partnership's properties and business and shall have full power to do all things necessary or incident thereto. Without limiting the foregoing, the General Partner, without the necessity of any further approval of a Limited Partner, shall have the following powers:

          (a)   to control and manage the Partnership's assets and business, and to arrange for collections, disbursements, and other matters necessary or desirable in connection with the management of the Partnership's assets and business (such power to include the power and authority to borrow money in furtherance of the Partnership's purposes, including financing in which net proceeds are procured);

          (b)   to enter into, make, and perform contracts, agreements, and other undertakings binding the Partnership that may be necessary, appropriate, or advisable in furtherance of the purposes of the Partnership, and making all decisions and waivers under the foregoing;

          (c)   to the extent that the Partnership's financial resources will permit the General Partner to do so, to see that all indebtedness of the Partnership, including all indebtedness owing with respect to and secured by the Partnership's assets, or any part thereof, is paid, and to make such other payments and perform such other acts as the General Partner may deem necessary to preserve the interest of the Partnership and carry on its business;

          (d)   to pay and discharge all taxes and assessments levied and assessed against the Partnership's assets or any part thereof for the account of the Partnership and any other taxes levied or assessed in respect of the business of the Partnership;

          (e)   to carry such insurance as the General Partner may deem necessary or appropriate;

          (f)    to have such other authority and power as may be reasonably necessary or appropriate for the operation, maintenance, and preservation of the Partnership's assets and business; and

          (g)   to determine the number of employees of the Partnership, if any, the selection of such employees, and the hours of labor and compensation for the service of such employees.

Without limiting the other provisions of this Agreement, it is understood and agreed that the General Partner shall have full power and authority, without the further consent of any Limited Partner, to finance, sell, lease, assign, pledge, hypothecate, encumber, or otherwise transfer any or all of the Partnership's assets or any interest therein.

        3.04.    Partnership Officers.

          (a)   The General Partner may select natural persons who are (or upon becoming an officer will be) agents or employees of the Partnership to be designated as officers of the Partnership, with such titles as the General Partner shall determine.

          (b)   The officers of the Partnership shall consist of a President ("President") of the Partnership and such other officers of the Partnership as determined from time to time by the General Partner, and such persons shall perform such duties in the management of the Partnership as may be provided in this Agreement or as may be determined by the General Partner.

          (c)   The General Partner may leave unfilled any offices except that of President. Two or more offices may be held by the same person.

        3.05.    Selection and Term of Executive Officers.

          (a)   The officers as of the date of this Agreement are listed on Appendix A.

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          (b)   Each officer shall hold office until his or her death, resignation, or removal. Upon the death, resignation, or removal of an officer, or the creation of a new office, the General Partner shall have exclusive authority to fill the vacancy. Officers shall not be required to be employees of the Partnership. Any officer may also serve as an officer or employee of any Partner or affiliate of any Partner.

        3.06.    Removal of Executive Officers.    Any officer or agent may be removed, at any time, by the General Partner, with or without cause, whenever in the judgment of the General Partner the best interests of the Partnership would be served thereby.

        3.07.    Duties.

          (a)   Each officer or employee of the Partnership shall owe to the Partnership, but not to any Partner, all such duties (fiduciary or otherwise) as are imposed upon such an officer or employee of a Texas corporation. Without limitation of the foregoing, each officer and employee in any dealings with a Partner shall have a duty to act in good faith and to deal fairly; provided, however, that no officer shall be liable to the Partnership or to any Partner for his or her good faith reliance on the provisions of this Agreement.

          (b)   The policies and procedures of the Partnership adopted by the General Partner may set forth the powers and duties of the officers of the Partnership to the extent not set forth in or inconsistent with this Agreement. The officers of the Partnership shall have such powers and duties, except as modified by the General Partner, as generally pertain to their respective offices in the case of a Texas corporation, as well as other such powers and duties as from time to time may be conferred by the General Partner and by this Agreement. The President and the other officers and employees of the Partnership shall develop and implement management and other policies and procedures consistent with this Agreement and the general policies and procedures established by the General Partner.

          (c)   Notwithstanding any other provision of this Agreement, no Partner, representative, officer, employee, or agent of the Partnership shall have the power or authority, without specific authorization from the General Partner, to undertake any of the following:

              (i)  to do any act which contravenes (or otherwise is inconsistent with) this Agreement or which would make it impracticable or impossible to carry on the Partnership's business;

             (ii)  to confess a judgment against the Partnership; or

            (iii)  to possess Partnership property other than in the ordinary conduct of the Partnership's business.

        3.08.    Salaries.    Salaries or other compensation of the officers of the Partnership shall be established by the General Partner. All fees and compensation of the officers and employees of the Partnership with respect to their services as such officers and employees shall be payable solely by the Partnership.

        3.09.    Delegation.    The General Partner may delegate temporarily the powers and duties of any officer of the Partnership, in case of absence or for any other reason, to any other officer of the Partnership, and may authorize the delegation by any officer of the Partnership of any of such officer's powers and duties to any other officer or employee of the Partnership, subject to the general supervision of such officer.

        3.10.    General Authority.    Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of each of the officers as set forth in this Agreement. In no event shall any person dealing with any officer with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with or be obligated to inquire into the necessity or expedience of any act or action of the officer; and every contract, agreement, lease,

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deed, mortgage, security agreement, promissory note, or other instrument or document executed by the officer with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every person relying thereon or claiming thereunder that (i) at the time of the execution and/or delivery thereof, this Agreement was in full force and effect, (ii) the instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (iii) the officer was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

        3.11.    Reimbursements and Fees.    The General Partner shall be reimbursed by the Partnership for all third-party expenses incurred in connection with the discharge of its duties hereunder as General Partner, such as audit, accounting, and legal fees incurred by the General Partner in the accounting for and the maintenance of the assets of the Partnership; provided that the General Partner shall be required to pay such expenses only to the extent the Partnership provides funds therefor.

ARTICLE IV

LIMITED PARTNER

        4.01.    Designation of Limited Partner.    Effective as of the date hereof, Petrostar Industries LLC, a Delaware limited liability company, shall be the only Limited Partner. The address of the Limited Partner is 1209 Orange Street, Wilmington, Delaware 19801 or such other address as shall be designated in writing to the General Partner and the Partnership.

        4.02.    No Control or Liability.    Except as otherwise provided herein, (i) no Limited Partner shall have any control over the management of the Partnership or any power to transact any Partnership business, and (ii) no Limited Partner shall be personally liable for all or any part of the debts or other obligations of the Partnership.

        4.03.    Rights and Powers.

          (a)   No Limited Partner shall have any right or power to withdraw from the Partnership (or to receive any distribution under Section 6.04 of the Act in the event of withdrawal) or to cause the liquidation of the Partnership or the partition of its properties. Except as set forth in Article VII and Article X hereof, no Limited Partner shall have any right to priority of distributions from the Partnership over any other Partner.

          (b)   Each Limited Partner shall have the following special rights and privileges:

              (i)  upon written request, access at all reasonable times and at its own risk and expense to the Partnership's assets with the right to observe all operations thereon; and

             (ii)  upon written request (stating the purpose thereof when required pursuant to the Act), the right to inspect, audit, and copy (at the expense of the Limited Partner, except as otherwise provided in the Act) at all reasonable times for any proper purpose records required to be maintained pursuant to Section 1.07 of the Act and other information regarding the business affairs and financial condition of the Partnership as is just and reasonable for the person to examine and copy.

        4.04.    Dissolution or Bankruptcy of Limited Partner.    The Partnership shall not be dissolved by the dissolution or bankruptcy of a Limited Partner, but no successor of a dissolved or bankrupt Limited Partner may be admitted to the Partnership as a substituted Limited Partner, except with the written consent of the General Partner.

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ARTICLE V

CONTRIBUTIONS AND CAPITAL PERCENTAGES

        5.01.    Initial Contributions.

          (a)   As its initial and only required contribution to the capital of the Partnership, the General Partner has contributed to the Partnership the sum of One Hundred Fifty Thousand Dollars ($150,000.00).

          (b)   As the initial and only required contribution to the capital of the Partnership on the part of limited partners, Petrochemical has contributed to the Partnership all right, title, and interest of Petrochemical in and to the MTBE Business and the Transferred Assets (as such terms are defined in Appendix B), on or before January 1, 2001, and effective as of January 1, 2001, all on the terms and subject to the conditions of the Contribution and Transfer Agreement (MTBE Business) attached hereto as Appendix B. No further contribution to the capital of the Partnership is required on the part of the Limited Partner.

          (c)   The Partners shall have the respective capital percentages (the "Capital Percentages") set forth opposite their names below under the heading "Capital Percentage":

General Partner	Capital Percentage
Petrostar Fuels LLC	1%
Limited Partner
Petrostar Industries LLC	99%

        5.02.    Additional Contributions and Loans.

          (a)   If, at any time, in the judgment of the General Partner or pursuant to legal obligations of the Partnership, the Partnership requires funds for the operation of the Partnership's business for any reason in pursuance of the purposes and powers set forth in Sections 2.05 and 3.03 hereof, the General Partner may pursue any of the courses set forth in this Section 5.02. In no case will any Partner be required to make an additional contribution to the capital of the Partnership unless all of the Partners otherwise agree in writing.

          (b)   The General Partner may on behalf of the Partnership attempt to borrow the necessary funds from third-party lenders at regular commercial rates. The General Partner shall in no event be required to obtain such funds on a recourse basis. In connection with any borrowing on behalf of the Partnership, the General Partner shall have full power and authority to mortgage or otherwise grant security interests in the Partnership's assets on behalf of and in the name of the Partnership.

          (c)   The General Partner may elect under this Section 5.02(c) to loan such funds to the Partnership or to cause such loan to be made by an affiliate of the General Partner. Any such loan by the General Partner (or an affiliate thereof) to the Partnership is herein called a "Contribution Loan." Each Contribution Loan shall accrue interest on unpaid principal at a rate per annum equal to the lowest of (i) one percent (1%) plus the Prime Rate, (ii) the maximum nonusurious rate allowed by applicable law, and (iii) any other rate acceptable to the General Partner. Each Contribution Loan shall be payable as a Required Payment to the extent of Partnership funds available, prior to any distributions to Partners.

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ARTICLE VI

ALLOCATIONS AND TAX MATTERS

        6.01.    Allocations.

          (a)   "Net Income" and "Net Loss" shall mean the Partnership's income and loss, including the Partnership's realized depreciation and amortization expense, and any amounts of gains or losses realized by the Partnership upon the sale of all or any portion of Partnership property, after deducting all expenses incurred in connection with the Partnership's business.

          (b)   Net Income or Net Loss realized by the Partnership for a fiscal year shall be allocated to the Partners according to their respective Capital Percentages.

          (c)   Any tax credits shall be allocated to the Partners according to their respective Capital Percentages.

        6.02.    Accounting.

          (a)   The fiscal year of the Partnership shall be the calendar year or such other period as the General Partner may determine. The net profits or net losses of the Partnership for each fiscal year shall be determined in accordance with generally accepted accounting practices consistently applied.

          (b)   A capital account shall be maintained for each Partner on the books of the Partnership. A Partner's capital account shall be credited with the amount of such Partner's capital contributions when made and shall be credited or charged, as the case may be, with such Partner's distributive share of the Partnership's net profits or net losses determined under this Article VI. Distributions to Partners shall be charged to their respective capital accounts.

          (c)   No Partner shall be entitled to any interest from the Partnership on its capital account or on its contributions to the capital of the Partnership; and except as otherwise provided herein, no Partner shall have the right to demand or to receive the return of all or any part of its capital account or of its contributions to the capital of the Partnership.

          (d)   In accordance with Section 704(c) of the Code and applicable United States Treasury Regulations, income, gain, loss, and deduction with respect to any property contributed to the Partnership (or any predecessor thereto) shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership (or any predecessor thereto) for federal income tax purposes and the fair market value of such property for federal income tax purposes at the time of contribution. In addition, in the event that any asset of the Partnership is revalued pursuant to the provisions of Section 704(b) of the Code and the United States Treasury Regulations thereunder, subsequent allocations of income, gain, loss, and deduction for tax purposes with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its adjusted value, in the same manner as under Section 704(c) of the Code and the applicable United States Treasury Regulations. Any elections or other decisions relating to such allocations shall be made by the General Partner.

        6.03.    Records.    All books of account and all other records of the Partnership shall be kept or made available by the General Partner at the Partnership's principal place of business in Houston, Texas. The General Partner shall keep or make available the records required by Section 1.07 of the Act at the Partnership's place of business. The Partnership shall keep in its registered office in Texas and make available to the Partners on reasonable request the street address of the Partnership's place of business in which the records required under this Section 6.03 are maintained.

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        6.04.    Tax Matters.    The General Partner shall cause to be prepared and filed all income tax returns of the Partnership and shall furnish copies thereof to the Limited Partner. The General Partner shall make all elections under the Code as the General Partner shall deem appropriate and in the best interest of the Partnership. In connection with any assignment of a Partner's interest in the Partnership permitted by Article VIII hereof, the General Partner shall have the right on behalf of the Partnership and at the time and in the manner provided in United States Treasury Regulations § 1.754-1(b) to make an election to adjust the basis of Partnership property in the manner provided in Sections 734(b) and 743(b) of the Code. The General Partner shall be the Partnership's "tax matters partner" as defined in Section 6231(a)(7) of the Code. In the event state income taxes become applicable, any references to federal income taxes or to "income taxes" contained herein shall refer to federal and state income taxes. References to the Code or United States Treasury Regulations shall be deemed to refer to corresponding provisions which may become applicable under state income tax statutes and regulations.

ARTICLE VII

DISTRIBUTIONS

        7.01.    Distributions of Partnership Cash Flow.    Partnership Cash Flow may be distributed from time to time, at the election of the General Partner, to the Partners in the proportions of their respective Capital Percentages. Any Partner who has received, in respect of a fiscal year of the Partnership, an aggregate amount of Partnership Cash Flow in excess of the amount to which it was entitled shall forthwith return such excess to the Partnership. Any amount so repaid to the Partnership shall be distributed to the other Partners to the extent that such other Partners did not receive, in respect of such fiscal year, the full amount of Partnership Cash Flow to which such Partners were entitled.

        7.02.    Distribution of Sale Proceeds.    In the event the Partnership realizes or receives distributions of Sale Proceeds arising from a transaction that does not result in dissolution of the Partnership pursuant to Article IX hereof, such Sale Proceeds or any part thereof may be distributed, at the election of the General Partner, to the Partners in the proportions of their respective Capital Percentages. In the event the Partnership realizes or receives distributions of Sale Proceeds arising from a transaction which results in such dissolution, Sale Proceeds shall be distributed as provided in Article X hereof. To the extent, if any, the deductions delineated in the definition of Sale Proceeds conflict with the priority of payment set forth in Article X, Article X shall control.

        7.03.    Return of Contributions.    No Partner is entitled to any distribution except as set forth herein or as required by law. Any distribution of surplus funds pursuant to this Article VII that constitutes a return of all or part of the contributions of any of the Partners shall be made only if the same is made in compliance with the Act.

ARTICLE VIII

TRANSFERS OF PARTNERSHIP INTERESTS

        8.01.    Assignability.    A Partner's interest in the Partnership shall not be assignable, directly or indirectly (or by transfer of the control of a Person that is a Partner), except with the written consent of the General Partner to the assignment; provided, however, that a Partner may, without the consent of the General Partner, assign (directly or indirectly) all or any part of its interest in the Partnership to an Affiliate of the assigning Partner.

        8.02.    Admission as a Partner.

          (a)   A person may be admitted to the Partnership as a General Partner (i) with the consent of the General Partner or (ii) as provided in Section 9.02(ii). A person may be admitted or substituted as a Limited Partner only with the written consent of the General Partner.

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          (b)   It is specifically understood and agreed that, if an event described in Section 4.02(a)(4) or (5) of the Act shall occur, upon the agreement of (i) the remaining General Partners (if any) and (ii) the General Partner to whom such an event shall have occurred, the General Partner described in (ii) above shall be re-admitted as a General Partner. In no event shall this Section 8.02(b) be deemed to limit the right of the remaining General Partners to admit any person as a General Partner or a Limited Partner.

ARTICLE IX

DISSOLUTION

        9.01.    Events of Dissolution.    The Partnership shall be dissolved upon the occurrence of any of the following events:

          (a)   the disposition of (other than by lease or sublease) all or substantially all of the properties and assets of the Partnership;

          (b)   the acquisition by the General Partner of the interests hereunder of all limited partners of the Partnership;

          (c)   the decision of the General Partner, at its sole discretion, to dissolve the Partnership;

          (d)   an entry of a decree of judicial dissolution under Section 8.02 of the Act; or

          (e)   an event of withdrawal of the General Partner.

        9.02.    Continuation of Business and Reconstitution of Partnership.    On dissolution of the Partnership pursuant to Section 9.01(e) above, the Partnership shall be reconstituted and its business continued without being wound up if (i) at the time of an event of withdrawal of a General Partner there remains a General Partner of the Partnership, in which event such remaining General Partner shall, without further action on the part of the remaining Partners, continue the Partnership and succeed to all rights theretofore held by the General Partners, or (ii) at the time of an event of withdrawal of the General Partner there remains no general partner, but the remaining Partners, within ninety (90) days after the date of such event of withdrawal, unanimously elect to continue the Partnership and appoint, effective as of the date of the event of withdrawal, an additional General Partner who shall succeed as General Partner hereunder.

ARTICLE X

WINDING UP AFFAIRS AND DISTRIBUTION OF ASSETS

        10.01.    Liquidating Trustee.    Upon dissolution of the Partnership, the General Partner (or its successor in interest) shall act as Liquidating Trustee, and shall proceed diligently to wind up the affairs of the Partnership and distribute its assets. In the course of winding up the business and affairs of the Partnership, all Partnership property shall be sold (unless the Liquidating Trustee elects, in its sole discretion, to distribute any such assets to the Partners or any thereof in kind), all resulting gains and losses shall be credited or charged to the capital accounts of the Partners in accordance with Section 6.02(b) hereof, and all proceeds from such disposition shall be distributed pursuant to this Article X.

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        10.02.    Distribution of Assets.

          (a)   In winding up the affairs of the Partnership, the Liquidating Trustee shall distribute the assets of the Partnership in the following order of priority:

              (i)  first, there shall be paid the liabilities of the Partnership owed to creditors, including Partners who are creditors other than solely as a result of the application of Section 6.06 of the Act;

             (ii)  second, there shall be paid the liabilities of the Partnership, if any, owed to Partners and former Partners for distributions enumerated in Section 8.05 of the Act; and

            (iii)  any remaining assets of the Partnership shall be distributed to the Partners in the proportions of their respective Capital Percentages.

          (b)   If, after realization by the Partnership of all income and payment by the Partnership of all liabilities and expenses, the capital account of any Partner shows a deficit balance, such Partner shall not be required to contribute to the Partnership the amount of such deficit.

          (c)   At the direction of the Liquidating Trustee, in its sole discretion, any Partnership property may be distributed in kind to the Partners. Any Partnership property which is distributed in kind to one or more Partners in liquidation of the Partnership shall be valued at its then fair market value (determined by agreement of all of the Partners). The difference, if any, between the basis of such property on the books of the Partnership and its fair market value shall be treated as gain or loss realized by the Partnership in liquidation and shall be allocated to the Partners in accordance with Article VI hereof (as if such property had in fact been sold in such manner and the gain or loss which would thereby have been recognized were in fact recognized). The excess of the fair market value over the amount of any debt secured by such property shall be treated as deemed Sale Proceeds for purposes of determining the Partners' distribution rights pursuant to this Article X.

ARTICLE XI

NOTICES

        Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered by telex, telegram, or facsimile to the party or to an executive officer of the party to whom the same is directed, or if sent by registered or certified mail or courier service, postage and charges prepaid, addressed to the Partner's and/or Partnership's address, as appropriate, which is set forth below, or such other address for notices as may hereafter be designated by such Partner or the Partnership by written notice to the other Partners and the Partnership. Any such notice shall be deemed to be delivered (i) if sent by mail, two (2) calendar days after being deposited in the United States mail with postage thereon prepaid, addressed and sent as aforesaid, (ii) if sent by facsimile, on the date of sending provided such sending is evidenced by electronic verification of receipt and a hard copy is sent by regular mail, or (iii) if sent by courier service, two (2) calendar days after timely delivery to the courier provided the courier guarantees next-day delivery.

    (a)
    If to the Partnership, to:

      Huntsman Fuels, L.P.
      3040 Post Oak Boulevard
      Houston, Texas 77056

11

    (b)
    If to the General Partner, to:

      Petrostar Fuels LLC
      3040 Post Oak Boulevard
      Houston, Texas 77056

    (c)
    If to the Limited Partner, to:

      Petrostar Industries LLC
      500 Huntsman Way
      Salt Lake City, Utah 84108

ARTICLE XII

REIMBURSEMENT, INDEMNIFICATION, AND RESPONSIBILITY

        The General Partner and the officers of the Partnership shall be and are hereby indemnified and held harmless by the Partnership to the fullest extent permitted by law from and against any and all claims, demands, liabilities, costs, damages, suits, proceedings, and actions, administrative or investigative, of any nature whatsoever, in which they become involved, as a party or otherwise, by reason of their management of the business or affairs of the Partnership. The Partnership may indemnify employees and agents upon authorization, to the extent authorized, by the General Partner whereupon such indemnified employees or agents are also included as indemnitees hereby. The rights of indemnification provided herein shall be cumulative of and in addition to any and all rights to which the General Partner or any officers, agents, or employees of the Partnership may otherwise be entitled by contract or as a matter of law or equity and shall extend to their respective successors and legal representatives.

ARTICLE XIII

MISCELLANEOUS

        13.01.    Applicable Law.    THIS AGREEMENT IS ENTERED INTO AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE APPLICABLE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

        13.02.    Successors.    Except as otherwise provided herein, this Agreement shall be binding upon the Partners, their successors and assigns, any or all of whom shall execute and deliver all necessary documents required to carry out the terms of this Agreement.

        13.03.    Amendments.    Except as otherwise expressly provided herein, this Agreement may not be modified or amended except with a written instrument signed by all of the Partners or their respective successors or permitted assigns.

        13.04.    No Third-Party Rights.    Except as otherwise provided in Article XII in respect of the officers of the Partnership, nothing in this Agreement shall be deemed to create any right in any person not a party hereto (other than the successors and assigns of a party hereto), and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

        13.05.    Entire Agreement.    This Agreement constitutes the entire agreement of the Partners relating to the matters contained herein and supersedes all prior contracts or agreements with respect to such matters, whether oral or written.

12

        13.06.    Waiver of Partition.    Each Partner hereby waives any right to partition of any property owned directly or indirectly by the Partnership or owned directly or indirectly by any partnership or other business entity in which the Partnership owns an interest.

        13.07.    Severability.    If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        13.08.    Certificates.    The General Partner shall execute and file, in the manner and at such times as required by the Act, any writings required to amend or cancel the certificate of limited partnership of the Partnership, as appropriate.

        13.09.    Counterparts.    This Agreement may be executed in separate original counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same Agreement. Counterparts and signature pages transmitted by fax shall be valid as originals. All appendices and attachments to this Agreement are hereby incorporated by reference herein and made a part hereof as though set forth at length hereinabove.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:
PETROSTAR FUELS LLC, a Delaware limited liability company,
By:	/s/ DON H. OLSEN
Name:	Don H. Olsen
Title:	Vice President
LIMITED PARTNER:
PETROSTAR INDUSTRIES LLC, a Delaware limited liability company,
By:	/s/ KIMO ESPLIN
Name:	J. Kimo Esplin
Title:	Vice President

13

APPENDIX A

OFFICERS

President:	Patrick W. Thomas
Vice President:	J. Nathan Hubbard
Vice President:	William A. Kennedy
Vice President:	Don H. Olsen
Marketing Manager:	Michael Wright
Senior Product Manager:	Robert Grady
Director Governmental/Industry Relations:	Patrick H. McNamara
Secretary:	Elizabeth A. Whitsett

14

APPENDIX B

CONTRIBUTION AND TRANSFER AGREEMENT

[See Attached]

15

CONTRIBUTION AND TRANSFER AGREEMENT
(MTBE Business)

        THIS CONTRIBUTION AND TRANSFER AGREEMENT (this "Agreement") is made and entered into as of the 1st day of January, 2001, by and between HUNTSMAN FUELS, L.P., a Texas limited partnership (the "Company"), and HUNTSMAN PETROCHEMICAL CORPORATION, a Delaware corporation ("Petrochemical").

RECITALS:

        WHEREAS, pursuant to the provisions of the Articles of Limited Partnership of Huntsman Fuels, L.P. (the "Articles of Limited Partnership"), Petrochemical has agreed to contribute and transfer to the Company, as a limited partner in the Company and as its only required contribution to the capital of the Company, its entire right, title, and interest in and to the MTBE Business (as defined in Exhibit A) and the Transferred Assets (as defined in Section 2.1), subject to liens, charges, claims, and encumbrances of record, all on the terms hereinafter set forth; and

        WHEREAS, pursuant to the provisions of the Articles of Limited Partnership, the Company has agreed to assume, and to pay, perform, and discharge when due and before delinquent, the Assumed Liabilities (as defined in Exhibit A), all on the terms hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Company and Petrochemical hereby agree as follows:

1.
DEFINITIONS AND INTERPRETATION.

        1.1    Defined Terms.    For all purposes of this Agreement, the capitalized terms specified in Exhibit A shall have the meanings set forth in Exhibit A, except as otherwise expressly provided herein.

        1.2    Interpretation.    The headings contained in this Agreement, or any Exhibit or Schedule hereto, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any such Exhibit or Schedule. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule, but not otherwise defined therein, shall have the respective meanings as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever used herein: "or" shall have the inclusive meaning represented by the phrase "and/or;" and the words "include," "includes," or "including" shall be deemed to be followed by the words "without limitation." Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number (singular or plural) or any other gender (masculine, feminine, or neuter).

2.
CONTRIBUTION AND TRANSFER OF MTBE BUSINESS.

        2.1    Contribution and Transfer of MTBE Business.    On, and subject to, the terms set forth in this Agreement, Petrochemical does hereby contribute, assign, transfer, convey, and deliver to the Company (or shall procure the same to the extent not effected hereby), and the Company does hereby accept such contribution, assignment, transfer, conveyance, and delivery of (or shall procure the same to the extent not effected hereby), all right, title, and interest of Petrochemical in and to the MTBE Business and the Transferred Assets listed below as at and with effect from 12:01 a.m. on the Transfer Date, subject to mortgages, deeds of trust, liens, charges, claims, and encumbrances of record:

  (a)
  the MTBE Business Goodwill;

  (b)
  the MTBE Equipment;

  (c)
  the MTBE Plant, subject to the terms, conditions and provisions contained in the MTBE Ground Lease;

  (d)
  the MTBE Inventories;

  (e)
  the benefit (subject to the burden) of the MTBE Business Contracts, the MTBE Business IP Licenses, and the MTBE Business IT Licenses;

  (f)
  such of the Books and Records as relate exclusively or primarily to the MTBE Business (but excluding copies thereof, which may be retained by Petrochemical);

  (g)
  the MTBE Business Information including all physical embodiments of the MTBE Business Information however stored or held;

  (h)
  a non-exclusive license and right to use the MTBE Business IPR and the MTBE Technical Information as licensee on the terms and subject to the conditions of the MTBE Business IPR License;

  (i)
  a leasehold interest in the MTBE Ground and certain related easements as lessee on the terms and subject to the conditions of the MTBE Ground Lease;

  (j)
  a right to use the MTBE Tanks and the MTBE Pipelines as lessee on the terms and subject to the conditions of the MTBE Tank and Pipeline Lease; and

  (k)
  all other property rights and all other assets of whatsoever nature to which Petrochemical is entitled and which are used exclusively or predominantly in the MTBE Business

  (collectively, the "Transferred Assets"); provided, however, that the MTBE Business and the Transferred Assets shall not include any of the following assets:

    (i)
    the Receivables;

    (ii)
    Cash at banks or other cash equivalents;

    (iii)
    Amounts recoverable in respect of Tax arising in respect of any period of account for Tax purposes ending on or before the Transfer Date, or in respect of any acts, events, or occurrences occurring on or before the Transfer Date and, with respect to a Straddle Period, the portion of such Straddle Period deemed to end on and include the Transfer Date;

    (iv)
    all right, title, and interest in and to "Huntsman" names, trade marks, and logos, provided that nothing herein shall affect any rights granted to or for the benefit of the Company under the Huntsman Trade Mark License;

    (v)
    all right, title, and interest in and to the MTBE Business IPR, except to the extent of the non-exclusive license and right to use the MTBE Business IPR and the MTBE Technical Information granted to the Company under the MTBE Business IPR License;

    (vi)
    all right, title, and interest in and to the MTBE Ground and any pipelines therein or related thereto, except to the extent of the lease thereof or easements or rights to use the same granted to the Company under the MTBE Ground Lease; and

    (vii)
    all right, title, and interest in and to the MTBE Tanks or the MTBE Pipelines or any other tanks or pipelines or related pumps or equipment, except to the extent of the lease thereof or easements or rights to use the same granted to the Company under the MTBE Tank and Pipeline Lease.

        2.2    Assumption of Assumed Liabilities.    With effect from the Transfer Date, the Company shall and hereby does assume and take responsibility for, and shall pay, perform, and discharge when due and before delinquent, all of the Assumed Liabilities (as at and with effect from the Transfer Date).

        2.3    Consents of Third Parties.    Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment or transfer of any Transferred Asset or any claim or right or any benefit arising under or resulting from any such Transferred Asset if an attempted assignment or transfer thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such Transferred Asset, or would in any way adversely affect the rights, upon transfer, of the Company under such Transferred Asset, claim, or right. If any transfer or assignment to, or any assumption by, the Company of any interest in, or liability, obligation, or commitment under, any Transferred Asset, claim, or right requires any such consent, then such transfer, assignment, or assumption shall be made subject to such consent being obtained; provided, however, that any such Transferred Assets shall be held by Petrochemical in trust for the Company.

        2.4    Condition of Transferred Assets.    THE MTBE BUSINESS AND THE TRANSFERRED ASSETS ARE CONTRIBUTED AND TRANSFERRED HEREUNDER IN AN "AS IS," "WHERE IS" CONDITION. PETROCHEMICAL MAKES NO WARRANTIES WHATSOEVER CONCERNING THE MTBE BUSINESS OR THE TRANSFERRED ASSETS OR ANY PART THEREOF. NO WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PURPOSE, SHALL BE IMPLIED, AND ANY STATUTORY OR IMPLIED WARRANTIES ARE EXPRESSLY DISCLAIMED.

        2.5    Excluded Assets and Liabilities.    Nothing contained in this Agreement shall transfer to the Company any of the assets referred to in Section 2.1 (i) through (vii) or make the Company responsible for any Excluded Liabilities.

        2.6    Limited Partnership Interest.    In consideration for the transfer to the Company by Petrochemical of the Transferred Assets, Petrochemical shall have a ninety-nine percent (99%) limited partnership interest in the Company as a limited partner in accordance with the Articles of Limited Partnership.

3.
CLOSING.

        3.1    Closing.    The transfer of the Transferred Assets shall be completed after this Agreement is executed and delivered by the parties, when the events detailed in Sections 3.1 (a) through (d) shall be accomplished:

  (a)
  Petrochemical and the Company shall cause to be delivered or made available:

  (i)
  such documents as the Company and Petrochemical may reasonably require to complete the transfer of the Transferred Assets together with all deeds, bills of sale, assignments, and other documents of transfer and assumption, if any, relating thereto; and

  (ii)
  possession by the Company of such of the Transferred Assets as are tangible, including without limitation:

  (x)
  All lists of customers, inventories, books of account, and records (whether in computerized or other form) which Relate to the MTBE Business; and

  (y)
  all the designs and drawings, plans, manufacturing data, research and development data, prototypes, research materials, technical and sales publications, advertising material, computer media, and other technical and sales matter of Petrochemical which Relate to the MTBE Business, together with any plates, blocks, negatives, and other like materials relating thereto; and

  (b)
  the MTBE Business IPR License shall be entered into between Petrochemical and the Company at Closing; and

  (c)
  the MTBE Ground Lease shall be entered into between Petrochemical and the Company at Closing; and

  (d)
  the MTBE Tank and Pipeline Lease shall be entered into between Petrochemical and the Company at Closing.

        3.2    Additional Documentation.    If and to the extent that any documents of transfer or assumption are not available at the Closing, the parties shall arrange for appropriate documents of transfer or assumption to be prepared, completed, and executed as soon as reasonably practicable thereafter.

4.
TITLE AND SUPPLEMENTARY PROVISIONS.

        4.1    Beneficial Ownership.    Beneficial ownership and risk in respect of the Transferred Assets shall pass to the Company on the Transfer Date. Title to all Transferred Assets which can be transferred by delivery shall pass on delivery and such delivery shall be deemed to take place at the Transferred Properties on the Transfer Date. Petrochemical shall be a trustee for the Company in respect of all the Transferred Assets until the same shall have been actually delivered or, in the case of Transferred Assets which cannot be transferred by execution and delivery of this Agreement or delivery of possession, formally transferred or assigned to the Company.

        4.2    Further Assurances.    Petrochemical and the Company each shall execute and deliver such other documents and take such further acts as the other party may reasonably require and in a form which is reasonably satisfactory to the other party to vest the title to the Transferred Assets in the Company and to give effect to this Agreement.

5.
GENERAL PROVISIONS.

        5.1    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Counterparts and signature pages transmitted by facsimile shall be valid as originals.

        5.2    Entire Agreement.    This Agreement, including the Exhibits and Schedules hereto, the Ancillary Documents, the MTBE Business IPR License, the MTBE Ground Lease, the MTBE Tank and Pipeline Lease, and the Articles of Limited Partnership set forth the entire agreement and understanding between the parties in respect of the contribution and transfer of the MTBE Business. Neither party shall be liable or bound to the other party in any manner by any representations, warranties, or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Documents or in the MTBE Business IPR License or in the MTBE Ground Lease or in the MTBE Tank and Pipeline Lease or in the Articles of Limited Partnership.

        5.3    Severability.    If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavors to replace the invalid or unenforceable provision by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

        5.4    Amendments and Waivers.    This Agreement may not be amended or modified except by an instrument in writing signed by both of the parties hereto. By an instrument in writing signed by it, Petrochemical may waive compliance by the Company, or the Company may waive compliance by Petrochemical, with any term or provision of this Agreement that such other party was or is obligated to comply with or perform. No delay or failure on the part of either party hereto in exercising any right, power, or privilege under this Agreement shall impair any such right, power, or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power, or privilege shall preclude the further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege.

        5.5    Binding Effect.    This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. The covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors and assigns.

        5.6    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles of such State.

        IN WITNESS WHEREOF, the Company and Petrochemical have executed and delivered this Agreement as of the day and year first above written.

THE COMPANY:
HUNTSMAN FUELS, L.P., a Texas limited partnership, by its following General Partner:
PETROSTAR FUELS LLC, a Delaware limited liability company,
By:	/s/ DON H. OLSEN
Name:	Don H. Olsen
Title:	Vice President
PETROCHEMICAL:
HUNTSMAN PETROCHEMICAL CORPORATION, a Delaware corporation,
By:	/s/ ROBERT B. LENCE
Name:	Robert B. Lence
Title:	Sr. Vice President, Chief Legal Officer and Secretary

EXHIBIT A

  [Attached to and forming a part of the Contribution and Transfer Agreement between Huntsman Fuels, L.P. and Huntsman Petrochemical Corporation]

DEFINITIONS

        "Ancillary Documents" means all documents of transfer and assumption (other than this Agreement) executed and delivered by any of the parties in connection with the Closing.

        "Articles of Limited Partnership" means the Articles of Limited Partnership of Huntsman Fuels, L.P., as amended, modified, or restated from time to time.

        "Assumed Liabilities" means all debts, obligations, and liabilities to the extent that they relate to the carrying on of the MTBE Business, both prior to and after the Transfer Date, but other than the Excluded Liabilities.

        "Books and Records" means all books and records of Petrochemical containing information which Relates to the MTBE Business or on which any such information is recorded, including all forms of computer or machine readable material.

        "Business Information" means all business information (whether or not confidential and in whatever form held) including, without limitation, all (a) customer lists, sales, marketing, and promotional literature and (b) business plans and forecasts, but excluding Technical Information.

        "Closing" means the completion of the contribution and transfer contemplated hereunder in accordance with Section 3 hereof

        "Company" means Huntsman Fuels, L.P., a Texas limited partnership.

        "Excluded Liability" means (a) any Tax or amounts in respect of Tax arising in respect of any period of account for Tax purposes ending on or before the Transfer Date or in respect of acts, events, or occurrences occurring on or before the Transfer Date and with respect to a Straddle Period the portion of such Straddle Period deemed to end on and include the Transfer Date; (b) all borrowings and indebtedness (including, without limitation, by way of acceptance credits, discounting, or similar facilities, finance leases, loan stocks, bonds, debentures, notes, debt or inventory financing, or sale and lease back arrangements, overdrafts, or any other arrangement the purpose of which is to raise money) owed by Petrochemical, together with accrued interest on such amounts, to a Financial Institution (other than indebtedness resulting from operating leases); (c) all trade payables owed by Petrochemical to its creditors as at or with respect to any period or periods prior to 12:01 a.m. on the Transfer Date for purposes of, or in connection with, the MTBE Business; and (d) any liability or obligation to the extent it arises out of any business other than the MTBE Business.

        "Financial Institution" means any banking, financial, acceptance, credit, lending, or other similar institution or organization and any institutional investor.

        "Huntsman Trade Mark License" means the Trade Mark License between Huntsman Group Intellectual Property Holdings Corporation, as Licensor, and Huntsman Petrochemical Corporation, as Licensee.

        "Intellectual Property Rights" means patents, trade marks, service marks, trade names, business names, rights in design, copyrights (including rights in computer software and moral rights), database rights, rights in domain names, and all other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any of the foregoing rights, and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world, but excluding MTBE Business Information and MTBE Technical Information.

        "Inventories" means inventories of fuels, raw materials, consumables, inventories-in-process, work-in-progress, finished inventories, goods for resale, stores, spare parts, loose tools and fittings, and packaging materials.

        "MTBE Business" means the business, operations, and assets (or interests therein) owned by Petrochemical for the manufacturing of methyl tertiary butyl ether (MTBE) at the MTBE Plant from isobutylene containing hydrocarbon streams and the marketing, sale, and distribution of methyl tertiary butyl ether (MTBE) and other byproducts from the MTBE Plant.

        "MTBE Business Contracts" means all the contracts, agreements, arrangements, and engagements relating either exclusively to the MTBE Business or relating in part to the MTBE Business (but then only to the extent that the same do so relate) to which Petrochemical is (itself or through an agent) a party or the benefit of which is held in trust for or has been assigned to it and which, in any case, are current or unperformed or in respect of which it has any rights, liability, or obligation as at the Transfer Date, as the case may be, but excluding the MTBE Ground Lease, the MTBE Tank and Pipeline Lease, the MTBE Business IP Licenses, the MTBE Business IPR License, and the MTBE Business IT Licenses.

        "MTBE Business Goodwill" means the goodwill of Petrochemical in relation to the MTBE Business, together with the right for the Company to represent itself as carrying on the MTBE Business in succession to Petrochemical, but excluding, for the avoidance of doubt, any rights in and to the "Huntsman" names, trademarks, and logos, and the good will associated with the use thereof and symbolized thereby.

        "MTBE Business Information" means all Business Information that Relates to the MTBE Business and is owned, or the rights in which are owned, by Petrochemical.

        "MTBE Business IP Licenses" means all licenses of Intellectual Property Rights or MTBE Technical Information granted to or by Petrochemical or the benefit of which are held in trust for or have been assigned to it and which, in any case, are current or unperformed or in respect of which it has any rights, liability, or obligation as at the Transfer Date which Relate to the MTBE Business or relating in part to such MTBE Business (but then only to the extent that the same do so relate), but excluding the MTBE Business IT Licenses, the MTBE Business IPR License, and the Huntsman Trademark License.

        "MTBE Business IPR" means all Intellectual Property Rights (including Intellectual Property Rights in software) relating either exclusively to the MTBE Business or relating in part to the MTBE Business (but then only to the extent that the same does so relate) and which are owned by or on behalf of Petrochemical.

        "MTBE Business IPR License" means the MTBE Intellectual Property License between Petrochemical, as Licensor, and the Company, as Licensee, dated the Transfer Date, and relating to the non-exclusive license and right to use the MTBE Business IPR and the MTBE Technical Information granted to the Company.

        "MTBE Business IP Licenses" means all licenses of computer software granted to or by Petrochemical or the benefit of which are held in trust for or have been assigned to it and which, in any case, are current or unperformed or in respect of which it has any rights, liability, or obligation as at the Transfer Date used exclusively in the MTBE Business or relating in part to the MTBE Business (but then only to the extent that the same do so relate).

        "MTBE Equipment" means all machinery and other equipment including computer equipment (but not software) and related work in progress and motor vehicles beneficially owned by Petrochemical and used or to be used exclusively or primarily in the MTBE Business, but excluding the MTBE Plant, the MTBE Tanks, and the MTBE Pipelines.

        "MTBE Ground Lease" means the Ground Lease between Petrochemical, as lessor, and the Company, as lessee, dated the Transfer Date, and pursuant to the terms, conditions, and provisions of which the MTBE Land is leased by Petrochemical to the Company.

        "MTBE Inventories" means all Inventories beneficially owned by Petrochemical exclusively or primarily for the purposes of the MTBE Business as at the Transfer Date, including items which, although subject to reservation of title, are under the control of Petrochemical (including where held by a consignee), but excluding (a) Raffinate-1 Stream and (b) raw materials held on consignment from suppliers.

        "MTBE Land" means collectively the parcels of land described in Schedule 1, together with and including all easements, rights, and licenses appurtenant thereto.

        "MTBE Pipelines" means those pipelines located in Jefferson County, Texas, that are beneficially owned by Petrochemical and used or to be used exclusively or primarily in the MTBE Business, including without limitation the pipelines described in Schedule 4.

        "MTBE Plant" means the plant, machinery, and other equipment that as at the Transfer Date are located in or upon the MTBE Land and that are beneficially owned by Petrochemical and used or to be used exclusively or primarily in the MTBE Business, including without limitation the machinery and equipment described in Schedule 2.

        "MTBE Tanks" means those tanks located in Jefferson County, Texas, that are beneficially owned by Petrochemical and used or to be used exclusively or primarily in the MTBE Business, including without limitation the tanks described in Schedule 3.

        "MTBE Tank and Pipeline Lease" means the MTBE Tank and Pipeline Lease between Petrochemical, as lessor, and the Company, as lessee, dated the Transfer Date, and pursuant to the terms, conditions, and provisions of which Petrochemical leases to the Company the MTBE Tanks and the MTBE Pipelines, including all easements, rights, and licenses appurtenant thereto.

        "MTBE Technical Information" means all Technical Information that relates to the MTBE Business and is owned, or the rights in which are owned, by Petrochemical.

        "Petrochemical" means Huntsman Petrochemical Corporation, a Delaware corporation.

        "Raffinate-1 Stream" means the isobutylene containing hydrocarbon steam produced as a byproduct by Petrochemical's butadiene manufacturing facility located adjacent to the MTBE Plant in Jefferson County, Texas.

        "Receivables" means amounts owed to it by debtors of Petrochemical as at 12:01 a.m. on the Transfer Date for the purposes of, or in connection with, the MTBE Business (including trade debtors, other debtors, accrued income, prepayments, and royalty receivables).

        "Relates to" means exclusively or predominantly used in or developed or acquired for use in.

        "Straddle Period" means any Accounting Period commencing prior to the Transfer Date and ending after the Transfer Date.

        "Tax" means (a) taxes on income, profits, and gains, and (b) all other taxes, levies, duties, imposts, charges, and withholdings of any nature, including any excise, property, sales, transfer, franchise, and payroll taxes and any national insurance or social security contributions, together with all penalties, charges, and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, regardless of whether such taxes, levies, duties, imposts, charges, withholdings, penalties, and interest are chargeable directly or primarily against or attributable directly or primarily to Petrochemical or any other person and of whether any amount in respect of them is recoverable from any other person.

        "Technical Information" means all technical information, knowhow, and techniques (whether or not confidential and in whatever form held) including, without limitation, all (a) formulae, designs, specifications, drawings, data, manuals, and instructions; and (b) technical or other expertise.

        "Transfer Date" means January 1, 2001.

        "Transferred Assets" has the meaning ascribed thereto in Section 2.1.

SCHEDULE 1

  [Attached to and forming a part of the Contribution and Transfer Agreement between Huntsman Fuels, L.P. and Huntsman Petrochemical Corporation.]

LEGAL DESCRIPTION OF MTBE LAND

        The MTBE Land consists of the following described tracts or parcels of land located in Jefferson County, State of Texas:

1.
PARCEL 1 (Block 10, Parcel 1):
Legal Description:	0.3474 Acre (15131.68 Square Feet) Tract or Parcel of Land Out of and Part of a 153.424 acre Tract of Land, Thomas F. McKinney League, Abstract No. 41, Jefferson County, Texas

  BEING a 0.3474 acre (15131.68 square feet) tract or parcel of land, situated in the Thomas F. McKinney League, Abstract No. 41, Jefferson County, Texas, being out of and part of a 153.424 acre Tract or Parcel of Land, said tract being part of a 534.31 acre tract designated as Parcel 8A more fully described in Volume 2285, Page 216 of the Deed Records of Jefferson County, Texas, said 0.3474 acre (15131.68 square feet) tract being more particularly described as follows:

    Note: Bearings are referenced to the Westerly right-of-way line of Spur 136—as NORTH 05°52'26" EAST, as referenced to the Texas Plane Coordinate System, South Central Zone, Lambert Projection, NAD83.

  COMMENCING at a 4" concrete monument (broken) found marking the Southeast corner of the said 153.424 acre tract and the intersection of the Westerly right-of-way line of Spur 136, and the Northerly right-of-way line of F.M. Highway 366 (based on a width of 95 feet);

  THENCE NORTH 05°52'26" EAST, along and with the Westerly right-of-way line of Spur 136, for a distance of 673.46 feet to a point;

  THENCE NORTH 84°07'34" WEST, leaving the Westerly right-of-way line of Spur 136, for a distance of 1201.53 feet to a "PK" nail set for the Southeast corner and POINT OF BEGINNING of the tract herein described;

  THENCE NORTH 83°42'53" WEST for a distance of 125.45' to a "PK" nail set for corner;

  THENCE NORTH 06°37'33" EAST for a distance of 64.83' to a scribed "X" set in concrete for corner;

  THENCE SOUTH 83°41'51" EAST for a distance of 49.36' to a punch mark set in concrete for corner;

  THENCE NORTH 06°12'09" EAST for a distance of 108.04' to a punch mark set in concrete for corner;

  THENCE SOUTH 83°37'21" EAST for a distance of 47.24' to a "PK" nail set for corner;

  THENCE SOUTH 06°09'44" WEST for a distance of 18.60' to a "PK" nail set for corner;

  THENCE SOUTH 83°35'51" EAST for a distance of 28.50' to a scribed mark set in concrete for corner;

  THENCE SOUTH 06°19'34" WEST for a distance of 27.88' to a scribed mark set in concrete for corner;

  THENCE NORTH 83°37'55" WEST for a distance of 28.38' to the Northwest corner of a column;

  THENCE SOUTH 06°22'20" WEST for a distance of 22.26' to the Southwest corner of a column;

  THENCE SOUTH 83°47'18" EAST for a distance of 28.47' to a scribed mark set in concrete for corner;

  THENCE SOUTH 06°15'41" WEST for a distance of 104.06' to the POINT OF BEGINNING and containing 0.3474 acres (15131.68 square feet), more or less.

2.
PARCEL 2 (Block 10, Parcel 2):
Legal Description:	0.0113 Acre (491.77 Square Feet) Tract or Parcel of Land Out of and Part of a 153.424 acre Tract of Land Thomas F. McKinney League, Abstract No. 41 Jefferson County, Texas.

  BEING a 0.0113 acre (491.77 square feet) tract or parcel of land situated in the Thomas F. McKinney League, Abstract No. 41, Jefferson County, Texas, being out of and part of a 153.424 acre Tract or Parcel of Land, said tract being part of a 534.31 acre tract designated as Parcel 8A more fully described in Volume 2285, Page 216 of the Deed Records of Jefferson County, Texas, said 0.0113 acre (491.77 square feet) tract being more particularly described as follows:

    Note: Bearings are referenced to the Westerly right-of-way line of Spur 136—as NORTH 05°52'26" EAST as referenced to the Texas Plane Coordinate System, South Central Zone, Lambert Projection, NAD83.

  COMMENCING at a 4" concrete monument (broken) found marking the Southeast corner of the said 153.424 acre tract and the intersection of the Westerly right-of-way line of Spur 136, and the Northerly right-of-way line of F.M. Highway 366 (based on a width of 95 feet);

  THENCE NORTH 05°52'26" EAST, along and with the Westerly right-of-way line of Spur 136, for a distance of 879.72 feet to a point;

  THENCE NORTH 84°07'34" WEST, leaving the Westerly right-of-way line of Spur 136, for a distance of 1206.49 feet to the Northwest corner of a column for the Southeast corner and POINT OF BEGINNING of the tract herein described;

  THENCE NORTH 83°51'49" WEST a distance of 22.14' to the Northeast corner of a column;

  THENCE NORTH 06°19'43" EAST a distance of 22.12' to a scribed "X" set in concrete for a corner;

  THENCE SOUTH 84°14'26" EAST a distance of 22.18' to a scribed "X" set in concrete for corner;

  THENCE SOUTH 06°26'03" WEST a distance of 22.27' to the POINT OF BEGINNING and containing 0.0113 acres (491.77 square feet), more or less.

3.
PARCEL 3 (Block 10, Parcel 3):
Legal Description:	0.0042 Acre (183.67 Square Feet) Tract or Parcel of Land Out of and Part of a 153.424 acre Tract of Land Thomas F. McKinney League, Abstract No. 41 Jefferson County, Texas

  BEING a 0.0042 acre (183.67 square feet) tract or parcel of land situated in the Thomas F. McKinney League, Abstract No. 41, Jefferson County, Texas, being out of and part of a 153.424 acre Tract or Parcel of Land, said tract being part of a 534.31 acre tract designated as Parcel 8A more fully described in Volume 2285, Page 216 of the Deed Records of Jefferson County, Texas, said 0.0042 acre (183.67 square feet) tract being more particularly described as follows:

    Note: Bearings are referenced to the Westerly right-of-way line of Spur 136—as NORTH 05°52'26" EAST as referenced to the Texas Plane Coordinate System, South Central Zone, Lambert Projection, NAD83.

  COMMENCING at a 4" concrete monument (broken) found marking the Southeast corner of the said 153.424 acre tract and the intersection of the Westerly right-of-way line of Spur 136, and the Northerly right-of-way line of F.M. Highway 366 (based on a width of 95 feet);

  THENCE NORTH 05°52'26" EAST, along and with the Westerly right-of-way line of Spur 136, for a distance of 1148.77 feet to a point;

  THENCE NORTH 84°07'34" WEST, leaving the Westerly right-of-way line of Spur 136, for a distance of 1271.94 feet to a scribed "X" set in concrete for the Southeast corner and POINT OF BEGINNING of the tract herein described;

  THENCE SOUTH 85°14'49" WEST for a distance of 11.58' to a scribed "X" set in concrete;

  THENCE NORTH 08°54'49" EAST for a distance of 17.60' to a scribed "X" set in concrete;

  THENCE SOUTH 84°21'47" EAST for a distance of 10.93' to a scribed "X" set in concrete;

  THENCE SOUTH 07°37'47" WEST for a distance of 15.50' to the POINT OF BEGINNING and containing 0.0042 acres (183.67 square feet), more or less.

4.
PARCEL 4 (Block 12, Parcel 1):
Legal Description:	0.0040 Acre (176.33 Square Feet) Tract or Parcel of Land Out of and Part of a 153.424 acre Tract of Land Thomas F. McKinney League, Abstract No. 41 Jefferson County, Texas.

  BEING a 0.0040 acre (176.33 square feet) tract or parcel of land situated in the Thomas F. McKinney League, Abstract No. 41, Jefferson County, Texas, being out of and part of a 153.424 acre Tract or Parcel of Land, said tract being part of a 534.31 acre tract designated as Parcel 8A more fully described in Volume 2285, Page 216 of the Deed Records of Jefferson County, Texas, said 0.0040 acre (176.33 square feet) tract being more particularly described as follows:

    Note: Bearings are referenced to the Westerly right-of-way line of Spur 136—as NORTH 05°52'26" EAST as referenced to the Texas Plane Coordinate System, South Central Zone, Lambert Projection, NAD83.

  COMMENCING at a 4" concrete monument (broken) found marking the Southeast corner of the said 153.424 acre tract and the intersection of the Westerly right-of-way line of Spur 136, and the Northerly right-of-way line of F.M. Highway 366 (based on a width of 95 feet);

  THENCE NORTH 05°52'26" EAST, along and with the Westerly right-of-way line of Spur 136, for a distance of 1773.04 feet to a point;

  THENCE NORTH 84°97'34" WEST, leaving the Westerly right-of-way line of Spur 136, for a distance of 1009.64 feet to a punch mark set in concrete for the Southeast corner and POINT OF BEGINNING of the tract herein described;

  THENCE NORTH 84°12'01" WEST for a distance of 25.26' to a punch mark set in concrete for corner;

  THENCE NORTH 06°06'25" EAST for a distance of 6.97' to a punch mark set in concrete for corner;

  THENCE SOUTH 84°15'43" EAST for a distance of 25.24' to a punch mark set in concrete for corner;

  THENCE SOUTH 05°54'59" WEST for a distance of 7.00' to the POINT OF BEGINNING and containing 0.0040 acres (176.33 square feet), more or less.

5.
PARCEL 5 (Block 12, Parcel 2):
Legal Description:	0.0044 Acre (189.49 Square Feet) Tract or Parcel of Land Out of and Part of a 153.424 acre Tract of Land Thomas F. McKinney League, Abstract No. 41 Jefferson County, Texas

  BEING a 0.0044 acre (189.49 square feet) tract or parcel of land situated in the Thomas F. McKinney League, Abstract No. 41, Jefferson County, Texas, being out of and part of a 153.424 acre Tract or Parcel of Land, said tract being part of a 534.31 acre tract designated as Parcel 8A more fully described in Volume 2285, Page 216 of the Deed Records of Jefferson County, Texas, said 0.0044 acre (189.49 square feet) tract being more particularly described as follows:

    Note: Bearings are referenced to the Westerly right-of-way line of Spur 136—as NORTH 05°52'26" EAST as referenced to the Texas Plane Coordinate System, South Central Zone, Lambert Projection, NAD83.

  COMMENCING at a 4" concrete monument (broken) found marking the Southeast corner of the said 153.424 acre tract and the intersection of the Westerly right-of-way line of Spur 136, and the Northerly right-of-way line of F.M. Highway 366 (based on a width of 95 feet);

  THENCE NORTH 05°52'26" EAST, along and with the Westerly right-of-way line of Spur 136, for a distance of 1828.88 feet to a point;

  THENCE NORTH 84°07'34" WEST, leaving the Westerly right-of-way line of Spur 136, for a distance of 1241.77 feet to a punch mark set in concrete for the Southeast corner and POINT OF BEGINNING of the tract herein described;

  THENCE NORTH 85°51'30" WEST for a distance of 13.50' to a punch mark set in concrete for corner;

  THENCE NORTH 04°18'42" EAST for a distance of 14.52' to a punch mark set in concrete for corner;

  THENCE SOUTH 83°21'02" EAST for a distance of 13.15' to a punch mark set in concrete for corner;

  THENCE SOUTH 02°48'57" WEST for a distance of 13.95' to the POINT OF BEGINNING and containing 0.0044 acres (189.49 square feet), more or less.

6.
PARCEL 6 (Block 12, Parcel 3):
Legal Description:	0.0186 Acre (811.35 Square Feet) Tract or Parcel of Land Out of and Part of a 153.424 acre Tract of Land Thomas F. McKinney League, Abstract No.41 Jefferson County, Texas

  BEING a 0.0186 acre (811.35 square feet) tract or parcel of land situated in the Thomas F. McKinney League, Abstract No. 41, Jefferson County, Texas, being out of and part of a 153.424 acre Tract or Parcel of Land, said tract being part of a 534.31 acre tract designated as Parcel 8A more fully described in Volume 2285, Page 216 of the Deed Records of Jefferson County, Texas, said 0.0186 acre (811.35 square feet) tract being more particularly described as follows:

    Note: Bearings are referenced to the Westerly right-of-way line of Spur 136—as NORTH 05°52'26" EAST as referenced in the Texas Plane Coordinate System, South Central Zone, Lambert Projection, NAD83.

  COMMENCING at a 4" concrete monument (broken) found marking the Southeast corner of the said 153.424 acre tract and the intersection of the Westerly right-of-way line of Spur 136, and the Northerly right-of-way line of F.M. Highway 366 (based on a width of 95 feet);

  THENCE NORTH 05°52'26" EAST, along and with the Westerly right-of-way of Spur 136, for a distance of 1893.60 feet to a point;

  THENCE NORTH 84°07'34" WEST, leaving the Westerly right-of-way line of Spur 136, for a distance of 1241.83 feet to a punch mark set in concrete for the Southeast corner and POINT OF BEGINNING of the tract herein described;

  THENCE NORTH 84°23'39" WEST for a distance of 23.14' to a punch mark set in concrete for corner;

  THENCE NORTH 06°19'40: EAST for a distance of 35.41' to a punch mark set in concrete for corner;

  THENCE SOUTH 84°03'34" EAST for a distance of 22.78' to a punch mark set in concrete for corner;

  THENCE SOUTH 05°44'54" WEST for a distance of 35.27' to the POINT OF BEGINNING and containing 0.0186 acres (811.35 square feet), more or less.

7.
PARCEL 7 (Block 12, Parcel 4):
Legal Description:	0.0428 Acre (1863.56 Square Feet) Tract or Parcel of Land Out of and Part of a 153.424 acre Tract of Land Thomas F. McKinney League, Abstract No. 41 Jefferson County, Texas

  BEING a 0.0428 acre (1863.56 square feet) tract or parcel of land situated in the Thomas F. McKinney League, Abstract No. 41, Jefferson County, Texas, being out of and part of a 153.424 acre Tract or Parcel of Land, said tract being part of a 534.31 acre tract designated as Parcel 8A more fully described in Volume 2285, Page 216 of the Deed Records of Jefferson County, Texas, said 0.0428 acre (1863.56 square feet) tract being more particularly described as follows:

    Note: Bearings are referenced to the Westerly right-of-way line of Spur 136—as NORTH 05°52'26" EAST as referenced to the Texas Plane Coordinate System, South Central Zone, Lambert Projection, NAD83.

  COMMENCING at a 4" concrete monument (broken) found marking the Southeast corner of the said 153.424 acre tract and the intersection of the Westerly right-of-way line of Spur 136, and the Northerly right-of-way line of F.M. Highway 366 (based on a width of 95 feet);

  THENCE NORTH 05°52'26" EAST, along with the Westerly right-of-way line of Spur 136, for a distance of 1900.71 feet to a point;

  THENCE NORTH 84°07'34" WEST, leaving the Westerly right-of-way line of Spur 136, for a distance of 1198.67 feet to a punch mark set in concrete for the Southeast corner and POINT OF BEGINNING of the tract herein described;

  THENCE NORTH 83°48'08" WEST for a distance of 28.20' to a punch mark set in concrete for corner;

  THENCE NORTH 06°07'05" EAST for a distance of 66.85' to a punch mark set in concrete for corner;

  THENCE SOUTH 83°20"49" EAST for a distance of 27.65' to a punch mark set in concrete for corner;

  THENCE SOUTH 05°38'25" WEST for a distance of 66.63' to the POINT OF BEGINNING and containing 0.0428 acres (1863.56 square feet), more or less.

8.
PARCEL 8 (Block 12, Parcel 5):
Legal Description:	0.0327 Acre (1425.45 Square Feet) Tract or Parcel of Land Out of and Part of a 153.424 acre Tract of Land Thomas F. McKinney League, Abstract No. 41 Jefferson County, Texas

  BEING a 0.0327 acre (1425.45 square feet) tract or parcel of land situated in the Thomas F. McKinney League, Abstract No. 41, Jefferson County, Texas, being out of a part of a 153.424 acre Tract or Parcel of Land, said tract being part of a 534.31 acre tract designated as Parcel 8A more fully described in Volume 2285, Page 216 of the Deed Records of Jefferson County, Texas, said 0.0327 acre (1425.45 square feet) tract being more particularly described as follows:

    Note: Bearings are referenced to the Westerly right-of-way line of Spur 136—as NORTH 05°52'26" EAST as referenced to the Texas Plane Coordinate System, South Central Zone, Lambert Projection, NAD83.

  COMMENCING at a 4" concrete monument (broken) found marking the Southeast corner of the said 153.424 acre tract and the intersection of the Westerly right-of-way line of Spur 136, and the Northerly right-of-way line of F.M. Highway 366 (based on a width or 95 feet);

  THENCE NORTH 05°52'26" EAST, along and with the Westerly right-of-way line of Spur 136, for a distance of 2153.42 feet to a point;

  THENCE NORTH 84°07'34" WEST, leaving the Westerly right-of-way line of Spur 136, for a distance of 1197.78 feet to a "PK" nail set for the Southeast corner and POINT OF BEGINNING of the tract herein described;

  THENCE NORTH 84°17'03" WEST for a distance of 30.31' to a punch mark set in concrete for corner;

  THENCE NORTH 06°07'11" EAST for a distance of 46.98' to a punch mark set in concrete for corner;

  THENCE SOUTH 84°32'02" EAST for a distance of 30.29' to a "PK" nail set for corner;

  THENCE SOUTH 06°05'24" WEST for a distance of 47.12' to the POINT OF BEGINNING and containing 0.0327 acres (1425.45 square feet), more or less.

9.
PARCEL 9 (Block 12, Parcel 6):
Legal Description:	0.0271 Acre (1181.69 Square Feet) Tract or Parcel of Land Out of and Part of a 153.424 acre Tract of Land Thomas F. McKinney League, Abstract No. 41 Jefferson County, Texas

  BEING a 0.0271 acre (1181.69 square feet) tract or parcel of land situated in the Thomas F. McKinney League, Abstract No. 41, Jefferson County, Texas, being out of and part of a 153.424 acre Tract or Parcel of Land, said tract being part of a 534.31 acre tract designated as Parcel 8A more fully described in Volume 2285, Page 216 of the Deed Records of Jefferson County, Texas, said 0.0271 acre (1181.69 square feet) tract being more particularly described as follows:

    Note: Bearings are referenced to the Westerly right-of-way line of Spur 136—as NORTH 05°52'26" EAST as referenced to the Texas Plane Coordinate System, South Central Zone, Lambert Projection, NAD83.

  COMMENCING at a 4" concrete monument (broken) found marking the Southeast corner of the said 153.424 acre tract and the intersection of the Westerly right-of-way line of Spur 136, and the Northerly right-of-way line of F.M. Highway 366 (based on a width of 95 feet);

  THENCE NORTH 05°52'26" EAST, along and with the Westerly right-of-way line of Spur 136, for a distance of 2152.35 feet to a point;

  THENCE NORTH 84°07'34" WEST, leaving the Westerly right-of-way line of Spur 136, for a distance of 1143.87 feet to a punch mark set in concrete for the Southeast corner and POINT OF BEGINNING of the tract herein described;

  THENCE NORTH 83°45'09" WEST for a distance of 25.67' to a "PK" nail set for corner;

  THENCE NORTH 05°44'21" EAST for a distance of 46.06' to a "PK" nail set for corner;

  THENCE SOUTH 84°07'57" EAST for a distance of 25.55' to a punch mark set in concrete for corner;

  THENCE SOUTH 05°35'49" WEST for a distance of 46.23' to the POINT OF BEGINNING and containing 0.0271 acres (1181.69 square feet), more or less.

10.
PARCEL 10 (Block 16):
Legal Description:	0.0111 Acre (482.58 Square Feet) Tract or Parcel of Land Out of and Part of a 153.424 acre Tract of Land Thomas F. McKinney League, Abstract No. 41 Jefferson County, Texas

  BEING a 0.0111 acre (482.58 square feet) tract or parcel of land situated in the Thomas F. McKinney League, Abstract No. 41, Jefferson County, Texas, being out of and part of a 153.424 acre Tract or Parcel of Land, said tract being part of a 534.31 acre tract designated as Parcel 8A more fully described in Volume 2285, Page 216 of the Deed Records of Jefferson County, Texas, said 0.0111 acre (482.58 square feet) tract being more particularly described as follows:

    Note: Bearings are referenced to the Westerly right-of-way line of Spur 136—as NORTH 05°52'26" EAST as referenced to the Texas Plane Coordinate System, South Central Zone, Lambert Projection, NAD83.

  COMMENCING at a 4' concrete monument (broken) found marking the Southeast corner of the said 153.424 acre tract and the intersection of the Westerly right-of-way line of Spur 136, and the Northerly right-of-way line of F.M. Highway 366 (based on a width of 95 feet);

  THENCE NORTH 05°52'26" EAST, along and with the Westerly right-of-way line of Spur 136, for a distance of 1158.67 feet to a point;

  THENCE NORTH 84°07'34" WEST, leaving the Westerly right-of-way line of Spur 136, for a distance of 1824.21 feet to a scribed "X" in concrete set for the Southeast corner and POINT OF BEGINNING of the tract herein described;

  THENCE NORTH 84°23'40" WEST for a distance of 31.42' to a scribed "X" in concrete set for corner;

  THENCE NORTH 06°20'35" EAST for a distance of 15.58' to a scribed "X" in concrete set for corner;

  THENCE SOUTH 83°50'09" EAST for a distance of 31.13' to a scribed "X" in concrete set for corner;

  THENCE SOUTH 05°14'47" WEST for a distance of 15.28' to the POINT OF BEGINNING and containing 0.0111 acres (482.58 square feet), more or less.

SCHEDULE 2

        [Attached to and forming a part of the Contribution and Transfer Agreement between Huntsman Fuels, L.P. and Huntsman Petrochemical Corporation.]

DESCRIPTION OF MTBE PLANT EQUIPMENT

I. DRUMS

Equipment No.	Service
S4F2	Methanol/Water Removal Drum
S4F10	S4D1 Methanol Overhead Accumulator
S4F33	S4D1 Stripper Tower Reboiler Condensate Pot
N2F1	N2D1 Overhead Accumulator
N2F63A	N2D1 Tower "A" Reboiler Condensate Pot
N2F63B	N2D1 Tower "B" Reboiler Condensate Pot
N4F1	N4D2 Overhead Accumulator
NAF2	N4D2 Overhead Product Water Wash

II. EXCHANGERS

Service
Equipment No.
	Shell Side	Tube Side
S4E2A	Stripper Bottoms	Stripper Feed
S4E2B	Stripper Bottoms	Stripper Feed
S4E2C	Stripper Bottoms	Stripper Feed
S4E7	Stripper Bottoms	160 psig steam
S4E8A	Stripper Overhead	Cooling Water
S4E8A	Stripper Overhead	Cooling Water
S4E29A	Combined Reactor Effluent	Cooling Water
S4E29B	Combined Reactor Effluent	Cooling Water
S4E34	Stripper Bottoms	Cooling Water
S4E48	#1,2 & 3A Reactor Effluent	Reactor Feed to #1 & 2
S4E49	Reactor Feed to #1 & 2	Cooling Water or Condensate
S4E50	Combined Reactor Effluent	Cooling Water
S4E59	Beds #3A/#3B Feed	Cooling Water
N2E2A	N2D1 Overhead	Cooling Water
N2E2B	N2D1 Overhead	Cooling Water
N2E2C	N2D1 Overhead	Cooling Water
N2E2D	N2D1 Overhead	Cooling Water
N2E2E	N2D1 Overhead	Cooling Water
N2E2F	N2D1 Overhead	Cooling Water
N2E2G	N2D1 Overhead	Cooling Water
N2E2H	N2D1 Overhead	Cooling Water
N2E58A	N2D1 Bottoms	160 psig Steam
N2E58B	N2D1 Bottoms	160 psig Steam
N2E59	S4D14 RX Effluent	N2D1 Bottoms
N4E2	MTBE Product	Cooling Water
N4E6A	N4D2 Overhead	Cooling Water
N4E6B	N4D2 Overhead	Cooling Water
N4E6C	N4D2 Overhead	Cooling Water
N4E6D	N4D2 Overhead	Cooling Water
N4E7A	N4D2 Bottoms	160 psig Steam
N4E7B	N4D2 Bottoms	160 psig Steam
N4E12A	MTBE Product	N4D2 Feed
N4E12B	MTBE Product	N4D2 Feed

III. FILTERS

Equipment No.	Service
S4FF2	Methanol Feed to #3A Bed S4D14
S4FF3	Methanol Feed to #1 and #2 Beds S4D14
S4FF5	Circulation to #1 Bed S4D14
S4FF6	Circulation to #2 Bed S4D14
S4FF7	Circulation to #3A Bed S4D14
S4FF8	Not in Service
N4FF9	Feed Water to N4D1
S4FF20	TK92 to S4F2
S4FF25	S4D14 Reactor Effluent
S4FF26	S4D14 Reactor Effluent

IV. PUMPS

Equipment No.	Service
S4G47A/B	First Stage Circulation Pump
S4G48A/B	Second Stage Circulation Pump
S4G49A/B	Rector Charge Pump
S4G50A/B	N4D1 Water Feed Pump
S4G51A/B	S4D1 Methanol Reflux Pump
S4G52A/B	TBA By-product Pump
S4G68A/B	Second Stage Methanol Charge Pump
N2G77A/B	N2D1 Debutanizer Reflux Pump
N4G54A/B	N4D2 Depentanizer Reflux Pump
N4G58A/B	N4D2 Bottoms (MTBE Product) Pump
N4G63	N4F1 Water Draw Power Trap

V. REACTORS

Equipment No.	Service
S4D14	MTBE Reactor

VI. TOWERS

Equipment No.	Service
S4D1	Methanol Stripper Tower
N2D1	Debutanizer
N4D1	Methanol Water Wash Tower
N4D2	Depentanizer
W3D4	Guard Bed
W3D5	Water Wash

SCHEDULE 3

        [Attached to and forming a part of the Contribution and Transfer Agreement between Huntsman Fuels, L.P. and Huntsman Petrochemical Corporation.]

DESCRIPTION OF MTBE TANKS

TANKS

Equipment No.	Service	Location *
6-TK-l	BB Feed	Block 7
6-TK-2	BB Feed	Block 7
6-TK-33	C5 Raffinate	Block 5 Parcel 1
6-TK-34	C5 Raffinate	Block 5 Parcel 1
6-TK-35	C4 Raffinate	Block 5 Parcel 1
6-TK-36	C4 Raffinate	Block 5 Parcel 1
6-TK-39	C4 Raffinate	Block 5 Parcel 2
6-TK-40	C4 Raffinate	Block 5 Parcel 2
6-TK-41	C4 Raffinate	Block 5 Parcel 2
6-TK-42	C4 Raffinate	Block 5 Parcel 2
6-TK-49	MTBE	Block 4 Parcel 2
6-TK-51	MTBE	Block 4 Parcel 2
6-TK-53	MTBE	Block 4 Parcel 2
6-TK-55	Methanol	Block 4 Parcel 1
6-TK-56	Methanol	Block 4 Parcel 1
6-TK-57	MTBE	Block 4 Parcel 1
6-TK-58	MTBE	Block 4 Parcel 1
6-TK-59	MTBE	Block 4 Parcel 1
6-TK-60	MTBE	Block 4 Parcel 1
6-TK-92	MTBE HC Slop	Block 9
6-TK-95	Methanol	Block 4 Parcel 1
27-TK-205	PO/MTBE Rundown	Block 18
27-TK-206	PO/MTBE Rundown	Block 18
27-TK-207	PO/MTBE Rundown	Block 18
27-TK-215	PO/MTBE Rundown	Block 18
27-TK-219	PO/MTBE Rundown	Block 18
27-TK-220	PO/MTBE Rundown	Block 18

*
As shown on Boundary Surveys of C4 Facility prepared by Mark W. Whiteley and Associates dated June 15, 2000.

SCHEDULE 4

        [Attached to and forming a part of the Contribution and Transfer Agreement between Huntsman Fuels, L.P. and Huntsman Petrochemical Corporation.]

DESCRIPTION OF MTBE PIPELINES

Pipeline

Code	JCO	Size	Product	From	To
21	303	8"	BB	Motiva/Clark	#347/136
16	303	10"	BB	Line 21	C4
24	304	6"	MTBE	Plant	Motiva Dock
23	306	4"	C5 Raffinate	C4	Motiva/Clark
23	306	6"	C5 Raffinate	Motiva	A&O/Lou
49	307	4"	MTBE/TBA	Unocal	C4
50	308	4"	Methanol	Unocal	C4
69	323	6"	MTBE	Unocal	C4
21	333	8"	C4 Raffinate	C4	347/136
29	333	8"	C4 Raffinate	347/136	A&O
119	333	8"	C4 Raffinate	A&O	Clark
10	333	6"	C4 Raffinate	Clark Trap	Clark
09	333	6"	C4 Raffinate	Clark Trap	Motiva
118	333	8"	C4 Raffiante	Line 21	Line 29

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FIRST AMENDED AND RESTATED ARTICLES OF LIMITED PARTNERSHIP OF HUNTSMAN FUELS, L.P. Dated as of January 2, 2001
FIRST AMENDED AND RESTATED ARTICLES OF LIMITED PARTNERSHIP OF HUNTSMAN FUELS, L.P.
TABLE OF CONTENTS
FIRST AMENDED AND RESTATED ARTICLES OF LIMITED PARTNERSHIP OF HUNTSMAN FUELS, L.P.
W I T N E S E T H
ARTICLE I DEFINITIONS
ARTICLE II FORMATION, ETC.
ARTICLE III GENERAL PARTNER
ARTICLE IV LIMITED PARTNER
ARTICLE V CONTRIBUTIONS AND CAPITAL PERCENTAGES
ARTICLE VI ALLOCATIONS AND TAX MATTERS
ARTICLE VII DISTRIBUTIONS
ARTICLE VIII TRANSFERS OF PARTNERSHIP INTERESTS
ARTICLE IX DISSOLUTION
ARTICLE X WINDING UP AFFAIRS AND DISTRIBUTION OF ASSETS
ARTICLE XI NOTICES
ARTICLE XII REIMBURSEMENT, INDEMNIFICATION, AND RESPONSIBILITY
ARTICLE XIII MISCELLANEOUS
APPENDIX A OFFICERS
APPENDIX B CONTRIBUTION AND TRANSFER AGREEMENT
CONTRIBUTION AND TRANSFER AGREEMENT (MTBE Business)
EXHIBIT A
DEFINITIONS
SCHEDULE 1
LEGAL DESCRIPTION OF MTBE LAND
SCHEDULE 2
DESCRIPTION OF MTBE PLANT EQUIPMENT
SCHEDULE 3
DESCRIPTION OF MTBE TANKS
SCHEDULE 4
DESCRIPTION OF MTBE PIPELINES